UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2014
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 598-8600
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 - Regulation FD Disclosure
On August 14, 2014, Black Elk Energy Offshore Operations, LLC (the “Company”) announced the expiration of its previously announced cash tender offer (the "Tender Offer") for $150.0 million aggregate principal amount of the Company’s 13.75% Senior Secured Notes due 2015 (the "Notes") and solicitation of consents (the “Consent Solicitation”) to modify certain of the restrictive covenants in the indenture governing the Notes. Attached as Exhibit 99.1 to this Current Report on Form 8-K is the press release announcing the expiration of the Tender Offer and Consent Solicitation.
The information in this Item 7.01, including the attached Exhibit 99.1, is being "furnished" pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:
Exhibit        Description

99.1*	Press Release issued by Black Elk Energy Offshore Operations, LLC, dated August 14, 2014.

*	Included herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 14, 2014

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC Black Elk Energy, LLC, its sole member

By:	/s/ Jeff Shulse
Jeff Shulse
Chief Financial Officer

EXHIBIT INDEX

Exhibit        Description

99.1*	Press Release issued by Black Elk Energy Offshore Operations, LLC, dated August 14, 2014.

*	Included herewith.